UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Earliest Event Reported: August 9, 2010

Date of Report: August 12, 2010

J.B. POINDEXTER & CO., INC.

(Exact name of registrant as specified in its charter)

Delaware	333-123598	76-0312814
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

600 Travis, Suite 200, Houston, Texas 77002

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code:  (713) 655-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02              Results of Operations and Financial Condition.

On August 12, 2010, the Registrant announced unaudited and preliminary results of operations for the three and six months ended June 30, 2010.  A copy of the presentation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

J.B. Poindexter & Co., Inc. announced that Michael O’Connor, age 53, became the Vice President and Chief Financial Officer of the company effective August 9, 2010.  Mr. O’Connor began his early employment in public accounting and progressed rapidly to become the Chief Financial Officer of various companies over the past 20 years.

Most recently he was the Chief Financial Officer and Treasurer of Step2 Holdings, LLC in Ohio from March 2008 to April 2010, Vice President and Chief Financial Officer of Stryker Instruments in Michigan from August 2006 to February 2008, and Director of Strategic Planning for Gardner Denver, Inc. in Illinois from July 2005 to July 2006.  Prior to 2005, he served in executive financial positions in various Fortune 1000 and privately held companies.

He holds a Bachelors Degree in Accounting and Finance and a Masters Degree in Finance from the University of Wisconsin and University of Chicago, respectively.